Tyler Technologies Reports Earnings for Second Quarter 2024
Strong results fueled by 23% growth in SaaS revenues
PLANO, Texas – July 24, 2024 – Tyler Technologies, Inc. (NYSE: TYL), a large-cap growth technology company, today announced financial results for the second quarter ended June 30, 2024.
Second Quarter 2024 Financial Highlights (all comparisons are to the second quarter of 2023):
Revenues
Total revenues were $541.0 million, up 7.3%. On an organic basis, revenues grew 6.5%.
Recurring Revenues
Recurring revenues from maintenance and subscriptions were $449.0 million, up 8.4%, and comprised 83.0% of total revenues, up from 82.2%. On an organic basis, recurring revenues grew 7.8%.
•Subscription revenues were $333.7 million, up 12.1%. On an organic basis, subscription revenues grew 11.8%. Within subscriptions:
◦SaaS revenues grew 23.2% to $156.0 million. On an organic basis, SaaS revenues grew 22.5%.
◦Transaction-based revenues grew 3.8% on an organic basis to $177.7 million.
◦SaaS arrangements comprised approximately 97% of the total new software contract value, up from approximately 82%.
•Annualized recurring revenue (ARR) was $1.80 billion, up 8.4%.
Earnings/EBITDA
•GAAP operating income was $78.0 million, up 26.1%. Non-GAAP operating income was $132.6 million, up 14.4%.
•GAAP net income was $67.7 million, or $1.57 per diluted share, up 37.9%. Non-GAAP net income was $103.9 million, or $2.40 per diluted share, up 20.9%.
•Adjusted EBITDA was $144.0 million, up 14.7%.
Cash Flow
•Cash flow from operations was $64.3 million, compared to negative $19.2 million.
•Free cash flow was $48.6 million, compared to negative $33.2 million.
•During the second quarter, cash tax payments included approximately $29 million related to IRC Section 174 capitalization rules.

Tyler Technologies Reports Earnings
for Second Quarter 2024
July 24, 2024

"We built on the momentum from our strong first quarter performance to again deliver exceptional results for the second quarter," said Lynn Moore, Tyler's president and chief executive officer. "SaaS revenues grew 23.2%, and SaaS arrangements comprised 97% of our new software contract value, as clients across all segments of the public sector increasingly embrace the cloud. Transaction revenues outperformed our plan, primarily due to higher transaction volumes, including e-filing and new payment services. In addition, operating margins exceeded our expectations and benefited from improved professional services margins, as well as continued progress around key initiatives associated with our cloud transition.
"Our new business pipeline remains at elevated levels, reflecting a robust market environment, growing cross-sell opportunities, and continued solid execution by our sales organization. We're pleased with our progress under each of the pillars supporting our near and long-term growth objectives. Our outlook for the remainder of 2024 is positive, and we have revised our full-year guidance accordingly," concluded Moore.
Guidance for 2024
As of July 24, 2024, Tyler Technologies is providing the following guidance for the full year 2024:
•Total revenues are expected to be in the range of $2.120 billion to $2.150 billion.
•GAAP diluted earnings per share are expected to be in the range of $5.76 to $5.96.
•Non-GAAP diluted earnings per share are expected to be in the range of $9.25 to $9.45.
•Free cash flow margin is expected to be in the range of 18% to 20%.
•Research and development expense is expected to be in the range of $122 million to $125 million.
•Capital expenditures are expected to be in the range of $50 million to $52 million, including approximately $33 million of capitalized software development costs.

Tyler Technologies Reports Earnings
for Second Quarter 2024
July 24, 2024

GAAP to non-GAAP guidance reconciliation	2024
GAAP diluted earnings per share (1)	$5.76 - $5.96
Plus:
Share-based compensation expense	2.85
Amortization of acquired software and other intangibles	2.23
Acquisition-related costs	—
Lease restructuring costs and other	—
Less:
Income tax impact (1)	(1.59)
Non-GAAP diluted earnings per share	$9.25 - $9.45
Shares used in computing diluted earnings per share (millions)	43.5
GAAP estimated annual effective tax rate used in computing GAAP diluted earnings per share (1)	15.5%
Non-GAAP estimated annual effective tax rate used in computing Non-GAAP diluted earnings per share	22%

(1) GAAP diluted earnings per share may fluctuate due to the impact on our annual effective tax rate of discrete tax items, such as stock incentive awards, future acquisitions, changes in tax legislation, and other transactions.

Conference Call
Tyler Technologies will hold a conference call on Thursday, July 25, 2024, at 10:00 a.m. ET to discuss its second quarter 2024 results. Participants can pre-register for the teleconference here. Alternatively, participants can also join the teleconference by dialing 833-470-1428 and entering access code 328788 to join the live call.
The live audio webcast and archived replay can also be accessed at the Events & Presentations section of Tyler's investor relations website.
About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) is a leading provider of integrated software and technology services for the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate efficiently and transparently with residents and each other. By connecting data and processes across disparate systems, Tyler's solutions transform how clients turn actionable insights into opportunities and solutions for their communities. Tyler has more than 44,000 successful installations across 13,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's GovTech 100 list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.
Non-GAAP Financial Measures
Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP

Tyler Technologies Reports Earnings
for Second Quarter 2024
July 24, 2024

financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, free cash flow, and free cash flow margin. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and lease restructuring costs and other. Annualized recurring revenues (ARR) is calculated by annualizing the current quarter's recurring revenues from maintenance and subscriptions.
Tyler currently uses a non-GAAP tax rate of 22.0%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.
Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) disruption to our business and harm to our competitive position resulting from cyber-attacks, security vulnerabilities and software updates; (3) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (4)

Tyler Technologies Reports Earnings
for Second Quarter 2024
July 24, 2024

our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (5) material portions of our business require the Internet infrastructure to be adequately maintained; (6) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (7) general economic, political and market conditions, including continued inflation and rising interest rates; (8) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (9) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (10) the ability to attract and retain qualified personnel and dealing with rising labor costs, and the loss or retirement of key members of management or other key personnel; and (11) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
(Comparative results follow)
Contact: Hala Elsherbini
Senior Director, Investor Relations
Tyler Technologies, Inc.
972-713-3770
hala.elsherbini@tylertech.com

Source: Tyler Technologies
#TYL_Financial
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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Revenues:
Subscriptions	$333,682	$297,789	$646,925	$578,254
Maintenance	115,309	116,539	232,527	231,670
Professional services	71,928	66,420	136,734	127,349
Software licenses and royalties	5,329	9,779	14,063	19,909
Hardware and other	14,728	13,752	23,086	18,951
Total revenues	540,976	504,279	1,053,335	976,133

Cost of revenues:
Subscriptions, maintenance, and professional services	277,145	255,789	546,015	508,204
Software licenses and royalties	1,560	2,432	3,125	4,745
Amortization of software development	4,484	2,896	8,847	5,485
Amortization of acquired software	9,240	8,924	18,479	17,844
Hardware and other	10,731	11,061	15,387	16,841
Total cost of revenues	303,160	281,102	591,853	553,119

Gross profit	237,816	223,177	461,482	423,014

Sales and marketing expense	41,565	37,103	77,992	74,206
General and administrative expense	75,420	77,681	148,130	150,041
Research and development expense	28,951	28,153	58,384	55,139
Amortization of other intangibles	13,845	18,366	31,963	36,774

Operating income	78,035	61,874	145,013	106,854

Interest expense	(1,253)	(6,387)	(3,437)	(14,071)
Other income, net	1,883	643	3,728	1,889
Income before income taxes	78,665	56,130	145,304	94,672
Income tax provision	10,927	7,000	23,396	14,667
Net income	$67,738	$49,130	$121,908	$80,005

Earnings per common share:
Basic	$1.59	$1.17	$2.87	$1.91
Diluted	$1.57	$1.15	$2.82	$1.87

Weighted average common shares outstanding:
Basic	42,527	41,980	42,528	41,987
Diluted	43,275	42,751	43,286	42,710

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Reconciliation of non-GAAP gross profit and margin	2024	2023	2024	2023
GAAP gross profit	$237,816	$223,177	$461,482	$423,014
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	7,620	6,437	15,010	12,779
Add: Amortization of acquired software	9,240	8,924	18,479	17,844
Non-GAAP gross profit	$254,676	$238,538	$494,971	$453,637
GAAP gross margin	44.0%	44.3%	43.8%	43.3%
Non-GAAP gross margin	47.1%	47.3%	47.0%	46.5%

	Three months ended June 30,		Six months ended June 30,
Reconciliation of non-GAAP operating income and margin	2024	2023	2024	2023
GAAP operating income	$78,035	$61,874	$145,013	$106,854
Non-GAAP adjustments:
Add: Share-based compensation expense	30,407	26,028	57,273	53,924
Add: Employer portion of payroll tax related to employee stock transactions	873	669	1,678	1,148
Add: Acquisition-related costs	2	50	29	72
Add: Lease restructuring costs and other	167	—	(159)	1,545
Add: Amortization of acquired software	9,240	8,924	18,479	17,844
Add: Amortization of other intangibles	13,845	18,366	31,963	36,774
Non-GAAP adjustments subtotal	54,534	54,037	109,263	111,307
Non-GAAP operating income	$132,569	$115,911	$254,276	$218,161
GAAP operating margin	14.4%	12.3%	13.8%	10.9%
Non-GAAP operating margin	24.5%	23.0%	24.1%	22.3%

	Three months ended June 30,		Six months ended June 30,
Reconciliation of non-GAAP net income and earnings per share	2024	2023	2024	2023
GAAP net income	$67,738	$49,130	$121,908	$80,005
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	54,534	54,037	109,263	111,307
Less: Income tax impact	(18,377)	(17,237)	(32,609)	(30,648)
Non-GAAP net income	$103,895	$85,930	$198,562	$160,664
GAAP earnings per diluted share	$1.57	$1.15	$2.82	$1.87
Non-GAAP earnings per diluted share	$2.40	$2.01	$4.59	$3.76

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Detail of share-based compensation expense	2024	2023	2024	2023
Subscriptions, maintenance, and professional services	$7,620	$6,437	$15,010	$12,779
Sales and marketing expense	3,141	2,367	6,124	4,760
General and administrative expense	19,646	17,224	36,139	36,385
Total share-based compensation expense	$30,407	$26,028	$57,273	$53,924

	Three months ended June 30,		Six months ended June 30,
Reconciliation of EBITDA and adjusted EBITDA	2024	2023	2024	2023
GAAP net income	$67,738	$49,130	$121,908	$80,005
Amortization of other intangibles	13,845	18,366	31,963	36,774
Depreciation and amortization included in cost of revenues, sales and marketing expense, general and administrative expense, and research and development expense	19,620	19,359	40,721	39,124
Interest expense	1,253	5,566	3,437	11,894
Income tax provision	10,927	7,000	23,396	14,667
EBITDA	$113,383	$99,421	$221,425	$182,464
Share-based compensation expense	30,407	26,028	57,273	53,924
Acquisition-related costs	2	50	29	72
Lease restructuring costs and other asset write-offs	167	—	(159)	1,545
Adjusted EBITDA	$143,959	$125,499	$278,568	$238,005

	Three months ended June 30,		Six months ended June 30,
Reconciliation of free cash flow	2024	2023	2024	2023
Net cash provided by operating activities	$64,304	$(19,184)	$136,143	$55,525
Less: additions to property and equipment	(6,568)	(4,350)	(13,850)	(6,370)
Less: investment in software development	(9,107)	(9,674)	(16,493)	(18,753)
Free cash flow	$48,629	$(33,208)	$105,800	$30,402
Free cash flow margin	9.0%	(6.6)%	10.0%	3.1%

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$250,722	$165,493
Accounts receivable, net	700,825	619,704
Short-term investments	7,288	10,385
Prepaid expenses and other current assets	83,497	65,003
Total current assets	1,042,332	860,585

Accounts receivable, long-term portion	7,928	8,988
Operating lease right-of-use assets	36,647	39,039
Property and equipment, net	167,635	169,720

Other assets:
Software development costs, net	74,069	67,124
Goodwill	2,531,899	2,532,109
Other intangibles, net	878,272	928,870
Non-current investments	3,879	7,046
Other non-current assets	76,818	63,182
Total assets	$4,819,479	$4,676,663

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$303,476	$304,897
Operating lease liabilities	11,179	11,060
Current income tax payable	20,375	2,466
Deferred revenue	652,302	632,914
Current portion of term loans	—	49,801
Total current liabilities	987,332	1,001,138

Convertible senior notes due 2026, net	597,069	596,206
Deferred revenue, long-term	—	291
Deferred income taxes	41,584	78,590
Operating lease liabilities, long-term	35,624	39,822
Other long-term liabilities	25,762	22,621
Total liabilities	1,687,371	1,738,668

Shareholders' equity	$3,132,108	$2,937,995
Total liabilities and shareholders' equity	$4,819,479	$4,676,663

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$67,738	$49,130	$121,908	$80,005
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	34,139	37,636	74,236	75,748
(Gains) losses from sale of investments	(1)	2	(1)	2
Share-based compensation expense	30,407	26,028	57,273	53,924
Operating lease right-of-use assets expense	2,343	2,765	4,865	6,569
Deferred income tax benefit	(12,473)	(21,109)	(36,807)	(39,665)
Other	225	(54)	190	445
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(58,074)	(113,582)	(85,521)	(121,503)
Net cash provided (used) by operating activities	64,304	(19,184)	136,143	55,525

Cash flows from investing activities:
Additions to property and equipment	(6,568)	(4,350)	(13,850)	(6,370)
Purchase of marketable security investments	—	—	—	(10,617)
Proceeds and maturities from marketable security investments	3,080	14,132	6,351	37,107
Investment in software development	(9,107)	(9,674)	(16,493)	(18,753)
Cost of acquisitions, net of cash acquired	—	—	(1,302)	(1,875)
Other	3	—	21	16
Net cash (used) provided by investing activities	(12,592)	108	(25,273)	(492)

Cash flows from financing activities:
Payment on term loans	—	—	(50,000)	(120,000)
Proceeds from exercise of stock options, net of withheld shares for taxes upon equity award settlement	5,852	2,281	15,885	2,123
Contributions from employee stock purchase plan	4,921	4,714	8,474	7,751
Net cash provided (used) by financing activities	10,773	6,995	(25,641)	(110,126)

Net increase (decrease) in cash and cash equivalents	62,485	(12,081)	85,229	(55,093)
Cash and cash equivalents at beginning of period	188,237	130,845	165,493	173,857

Cash and cash equivalents at end of period	$250,722	$118,764	$250,722	$118,764